UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

October 20, 2004
Date of Report (Date of earliest event reported)

PFGI Capital Corporation
(Exact name of Registrant as specified in its Charter)

Maryland	1-8019-01	04-3659419

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

One East Fourth Street, Cincinnati, Ohio	45202

(Address of Principal Executive Offices)	(Zip Code)

1-800-622-4204 or 1-216-222-9849
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition.

        On October 20, 2004, PFGI Capital Corporation issued a news release announcing its financial results for the quarter ended September 30, 2004. The news release is attached hereto as Exhibit 99.1 and is being furnished under Item 2.02 of this Form 8-K.

Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On October 20, 2004, Anthony M. Stollings resigned as Chief Financial Officer and Treasurer and as a director of PFGI Capital Corporation. Mark E. Magee also resigned as a director of PFGI Capital Corporation. David J. Lucido and Linda K. Erkkila were appointed by the board to serve as directors. Ms. Erkkila will serve on the Executive Committee. Additionally, Mr. Lucido was appointed to serve as PFGI Capital Corporation’s Chief Financial Officer and Treasurer until the next annual meeting of the Board of Directors, and until a successor is elected and qualifies.

        Since September 1995, Mr. Lucido has been Vice President Corporate Treasury of National City Corporation, the parent company of The Provident Bank, which owns all of PFGI Capital Corporation’s common stock. His responsibilities include holding company cash flow management, budgeting, and reporting; accounting/treasurer function of numerous non-bank subsidiaries; bank subsidiary capital management; employee benefit accounting oversight including nonqualified plan funding vehicles; accounting and monitoring of corporate owned and bank owned life insurance programs. Mr. Lucido is 47.

Item 8.01 – Other Events.

        The October 20, 2004 news released also announced PFGI Capital Corporation’s confirmation of the cash payment on the Income PRIDES.

Item 9.01 – Financial Statements and Exhibits.

    (c)        The following exhibit is being furnished herewith:

Exhibit No. Exhibit Description 99.1 News release issued by PFGI Capital Corporation dated October 20, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PFGI CAPITAL CORPORATION

By:/s/ David J. Lucido David J. Lucido, Chief Financial Officer and Treasurer

October 20, 2004